                                                                     EXHIBIT 28D

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1995-P
                                March 10, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1995-P Supplement dated as of June 1, 1995 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the March 15, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1. The total amount of the distribution to Class A Certificateholders on the Payment Date                        $87.405
        per $1,000 interest.

     2. The amount of the distribution set forth in paragraph 1 above in respect of principal on                      $83.333
        the Class A Certificates, per $1,000 interest

     3. The amount of the distribution set forth in paragraph 1 above in respect of interest on                        $4.071
        the Class A Certificates, per $1,000 interest

B. Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a. The aggregate amount of Collections of Receivables processed for the Due
         Period with respect to the current Distribution Date which were allocated in                         $433,947,144.11
         respect of the Investor Certificates of all Series

     b. The aggregate amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were allocated in                          $163,119,064.98
        respect of the Series 1995-P Certificates

     c. The aggregate amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were allocated in                          $142,747,625.23
        respect of the Class A Certificates

     d. The amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were allocated in respect of the Class A Certificates, per $1,000
        interest                                                                                                     $285.495

     e. The amount of Excess Spread for the Due Period with respect to the current                              $3,741,127.57
        Distribution Date

     f. The amount of Reallocated Principal Collections for the Due Period with respect                                 $0.00
        to the current Distribution Date allocated in respect of the Class A Certificates

     g. The amount of Excess Finance Charge Collections allocated in respect of the                                     $0.00
        Series 1995-P Certificates, if any

                                                                                                                 Series  1995-P
h. The amount of Excess Principal Collections allocated in respect of the Series 1995-P
   Certificates, if any                                                                                                   $0.00

2. Receivables in Trust
-----------------------

a. Aggregate Principal Receivables for the Due Period with respect to the current
   Distribution Date (which reflects the Principal Receivables represented by the
   Exchangeable Seller's Certificate and by the Investor Certificates of all Series)                         $15,082,776,446.45

b. The amount of Principal Receivables in the Trust represented by the Series 1995-P
   Certificates  (the "Invested Amount") for the Due Period with respect to the
   current Distribution Date                                                                                    $475,089,457.41

c. The amount of Principal Receivables in the Trust represented by the Class A
   Certificates (the "Class A Invested Amount") for the Due Period with respect to the                          $416,666,666.66
   current Distribution Date

d. The Invested Percentage with respect to Finance Charge Receivables (including
   Interchange) and Defaulted Receivables for the Series 1995-P Certificates for
   the Due Period with respect to the current Distribution Date                                                           3.150%

e. The Invested Percentage with respect to Principal Receivables for the Series 1995-P
   Certificates for the Due Period with respect to the current Distribution Date                                          3.789%

f. The Class A Floating Percentage for the Due Period with respect to the current
   Distribution Date                                                                                                     87.703%

g. The Class A Principal Percentage for the Due Period with respect to the current
   Distribution Date                                                                                                     87.500%

h. The Collateral Floating Percentage for the Due Period with respect to the current
   Distribution Date                                                                                                     12.297%

i. The Collateral Principal Percentage for the Due Period with respect to the current
   Distribution Date                                                                                                     12.500%

3. Delinquent Balances
----------------------

   The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the Due Period for the current Distribution
   Date                                                                                                         $800,220,929.59

4. Investor Default Amount
--------------------------

a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1995-P Certificates (the "Investor Default Amount")

   1. Investor Default Amount                                                                                     $3,670,881.07
   2. Recoveries                                                                                                     $72,252.69
   3. Net Default Receivables                                                                                     $3,598,628.38

                                                                                                                 Series  1995-P
b. The Class A Investor Default Amount

    1.  Investor Default Amount                                                                                    $3,219,464.79
    2.  Recoveries                                                                                                    $63,367.62
    3.  Net Default Receivables                                                                                    $3,156,097.17

c. The Collateral Investor Default Amount

    1.  Investor Default Amount                                                                                      $451,416.28
    2.  Recoveries                                                                                                     $8,885.07
    3.  Net Default Receivables                                                                                      $442,531.21

5. Investor Charge-offs.
------------------------

a. The amount of the Class A Investor Charge-Offs per $1,000 interest after reimbursement of any such Class A Investor Charge-Offs for the Due Period with
   respect to the current Distribution Date                                                                                $0.00

b. The amount attributable to Class A Investor Charge-Offs, if any, by which the principal balance of the Class A Certificates exceeds the Class A Invested
   Amount as of the end of the day on the Record Date with respect to the
   current Distribution Date                                                                                               $0.00

c. The amount of the Collateral Charge-Offs, if any, for the Due Period with respect
   to the current Distribution Date                                                                                        $0.00

6. Monthly Servicing Fee
------------------------

a. The amount of the Monthly Servicing Fee payable from available funds by the Trust
   to the Servicer with respect to the current Distribution Date                                                      $98,976.97

b. The amount of the Interchange Monthly Servicing Fee payable to the Servicer with
   respect to the current Distribution Date                                                                          $494,884.85

7. Available Cash Collateral Amount
-----------------------------------

a  The amount, if any, withdrawn from the Cash Collateral Account for the current
   Distribution Date (the "Withdrawal Amount")                                                                             $0.00

b. The amount available to be withdrawn from the Cash Collateral Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date (the
   "Available Cash Collateral Amount" for the next Distribution Date)                                              $5,714,286.00

c. The amount as computed in 7.b as a percentage of the Class A Invested Amount
   after giving effect to all reductions thereof  on the current Distribution Date                                         1.524%

8. Collateral Invested Amount
-----------------------------

a. The Collateral Invested Amount for the current  Distribution Date                                              $58,422,790.75

b. The Collateral Invested Amount after giving effect to all withdrawals, deposits,
   and payments on the current Distribution Date                                                                  $51,919,900.58

                                                                                                                 Series  1995-P
   9. Total Enhancement
   --------------------

   a. The total Enhancement for the current Distribution Date                                                    $64,137,076.75

   b. The total Enhancement after giving effect to all withdrawals, deposits
      and payments on the current Distribution Date                                                              $57,634,186.58

C. The Pool Factor
------------------

      The Pool Factor (which represents the ratio of the Class A Invested
      Amount on the last day of the month ending on the Record Date adjusted for Class A Investor Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the Class A Initial Invested Amount). The amount of a Class A
      Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the
      holder's Class A Certificate by the Pool Factor                                                               75.00000000%

D. Deficit Controlled Amortization Amount
-----------------------------------------

   1. The Deficit Controlled Amortization Amount for the preceding Due Period                                             $0.00

CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                             First USA Bank, N.A.
                             Servicer



                             By: /s/ Tracie Klein
                                -----------------------
                                     TRACIE KLEIN
                             Title:  FIRST VICE PRESIDENT